UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2024

CareMax, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39391	85-0992224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 NW 57th Court Suite 400
Miami, Florida		33126
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 786 360-4768

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CMAX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for 1/30th of one share of Class A common stock	CMAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2024, CareMax, Inc., a Delaware corporation (the “Company”), entered into a Limited Waiver and Eighth Amendment (the “Eighth Amendment”) to that certain Credit Agreement, dated as of May 10, 2022 (as amended, the “Credit Agreement”), by and among the Company, certain of the Company’s subsidiaries as guarantors, Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Sole Lead Arranger and Bookrunner, BlackRock Financial Management (as defined in the Credit Agreement), as Lead Manager, Crestline Direct Finance, L.P., as Documentation Agent, and the lenders from time to time party thereto (the “Lenders”).

The Eighth Amendment amended the Credit Agreement to, among other things, provide for a new $4.0 million term loan (the “Eighth Amendment Term Loan”), funded at the closing of the Eighth Amendment, and a new incremental delayed draw term loan facility in an aggregate principal amount of $16.0 million, funded at the discretion of the Lenders (the loans thereunder, “Delayed Draw Term Loans” and, together with the Eighth Amendment Term Loan, the “Eighth Amendment Loans”). The Eighth Amendment Loans are to be repaid prior to all other loans previously made under the Credit Agreement and will mature on the earlier of April 10, 2025 and the occurrence of certain liquidity events. The Eighth Amendment Loans will bear interest at a per annum rate equal to Term SOFR plus 13.00% and a fee of 6.50% per annum will accrue on the unused portion of the commitments, which interest and fee will each be payable by capitalizing and adding such amount to the outstanding balance of the Eighth Amendment Loans. The Lenders received an upfront fee of 3% of the total amount of commitments upon entry into the Eighth Amendment, which fee was capitalized and added to the outstanding balance of the Eighth Amendment Loans, and will earn an additional fee upon repayment or other satisfaction of the Eighth Amendment Loans such that the minimum total cash return to the Lenders on amounts funded will equal 130%. The Eighth Amendment requires that the Company continue to maintain a minimum amount of liquidity and operate within a maximum variance to budget and that the Company use the net cash proceeds of any account receivables attributable to the Medicare Shared Savings Program to prepay the loans outstanding under the Credit Agreement. The Eighth Amendment also extended the waiver of certain events of default under the Credit Agreement in the limited manner set forth therein through August 15, 2024, subject to an earlier termination of the waiver upon the occurrence of certain specified events.

The foregoing description of the Eighth Amendment is not complete and is qualified in its entirety by reference to the full text of the Eighth Amendment, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ending September 30, 2024.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 11, 2024	By:	/s/ Kevin Wirges
Name: Kevin Wirges Title: Executive Vice President, Chief Financial Officer and Treasurer